Exhibit 10.2

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (“Agreement”) is made as of August 4, 2021 by and among Oncotelic Therapeutics, Inc., a Delaware corporation (f/k/a Mateon Therapeutics, Inc. and now the “Company”), and the lender (each individually a “Lender,” and collectively the “Lenders”) named on the Schedule of Lenders attached hereto (the “Schedule of Lenders”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Notes (as defined below).

WHEREAS, the Lenders have provide short term financings to the Company through the issuance by the Company to the Lenders of Notes (as defined below) in the aggregate principal amount not to exceed $700,000 during the period beginning on April 1, 2021 and June 2021, and the Company desires to memorialize such short term financing pursuant to the terms and conditions set forth below;

NOW THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Lenders agree as follows:

1. Definitions.

(a) “Change of Control” shall mean:

(i) The acquisition by any individual, entity or group (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any successor provision) (any of the foregoing hereafter a “Person”) of forty percent (40%) or more of either (a) the then outstanding shares of the capital stock of the Company (the “Outstanding Capital Stock”) or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Voting Securities”), provided, however, that such an acquisition by one of the following shall not constitute a change of control: (1) the Company or any of its subsidiaries, or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (2) any Person that is eligible, pursuant to Rule 13d-1(b) under the Exchange Act, to file a statement on Schedule 13G with respect to its beneficial ownership of Voting Securities, whether or not such Person shall have filed a statement on Schedule 13G, unless such Person shall have filed a statement on Schedule 13D with respect to beneficial ownership of fifty percent (50%) or more of the Voting Securities or (3) any corporation with respect to which, following such acquisition, more than sixty percent (60%) of both the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Capital Stock or Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Capital Stock or Voting Securities, as the case may be; or

(ii) Approval by the shareholders of the Company of a reorganization, merger or consolidation (a “Business Combination”), in each case, with respect to which all or substantially all holders of the Outstanding Capital Stock and Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, in substantially the same proportions, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from the Business Combination; or

(iii) A sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, following such sale or disposition, more than sixty percent (60%) of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors are then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Capital Stock or Voting Securities immediately prior to such sale or disposition in substantially the same proportions as their ownership of the Outstanding Capital Stock and Voting Securities, as the case may be, immediately prior to such sale or disposition.

(b) “Common Stock” shall mean the shares of the common stock, par value $0.01 per share, of the Company.

(c) “Consideration” shall mean the amount of money paid by each Lender pursuant to this Agreement as shown on the Schedule of Lenders.

(d) “Majority Note Holders” shall mean the holders of a majority in interest of the aggregate principal amount of Notes that are outstanding at the time of such calculation.

(e) “Maturity Date” shall be as set forth in each Note (as defined below).

(f) “Notes” shall mean the one or more promissory notes issued to each Lender pursuant to Section 2.1 below, the form of which is attached hereto as Exhibit A.

2. Amount and Terms of the Notes.

2.1 Issuance of Notes. In return for the Consideration paid by the Lender, the Company shall sell and issue to such Lender one or more Notes. Each Note shall have a principal balance equal to that portion of the Consideration paid by such Lender for the Note, as set forth in the Schedule of Lenders. Each Note shall be convertible as set forth in the Notes.

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3. Closing Mechanics.

3.1 Closing. The initial closing (the “Initial Closing”) of the purchase of the Notes in return for the Consideration paid by each Lender shall take place at such other time and place as the Company and the Lenders purchasing a majority of the Notes to be sold at the Initial Closing (based upon aggregate principal amount) agree upon orally or in writing. At the Initial Closing, each Lender shall deliver the Consideration to the Company, and the Company shall deliver to each Lender one or more executed Notes, in return for the respective Consideration provided to the Company.

4. Representations and Warranties of the Company. In connection with the purchase and sale of Notes provided for herein, the Company hereby represents and warrants to the Lenders as of the date hereof that:

4.1 Organization, Good Standing and Qualification. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

4.2 Authorization. All Company action has been taken on the part of the Company necessary for the authorization, execution and delivery of this Agreement and the Notes. Except as may be limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights, the Company has taken all action required to make all of the obligations of the Company reflected in the provisions of this Agreement and the Notes, the valid and enforceable obligations they purport to be.

4.3 Compliance with Other Instruments. Neither the authorization, execution and delivery of this Agreement, nor the issuance and delivery of the Notes, will constitute or result in a material default or violation of any law or regulation applicable to the Company or any material term or provision of the Company’s current Certificate of Incorporation, By-laws or any material agreement or instrument by which it is bound or to which its properties or assets are subject.

5. Representations and Warranties of the Lenders. In connection with the purchase and sale of Notes provided for herein, each Lender hereby represents and warrants to the Company that:

5.1 Authorization. This Agreement constitutes such Lender’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights and (ii) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Each Lender represents that it has full power and authority to enter into this Agreement.

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5.2 Purchase Entirely for Own Account. Each Lender acknowledges that this Agreement is made with Lender in reliance upon such Lender’s representation to the Company that the Notes and the shares of Common Stock issuable upon conversion of the Notes (collectively, the “Securities”) will be acquired for investment for Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that such Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, each Lender further represents that such Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

5.3 Disclosure of Information. Each Lender acknowledges that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Securities. Each Lender further represents that it has had an opportunity to ask questions of and receive answers from the Company regarding the terms and conditions of the offering of the Securities, and that such questions have been answered to such Lender’s satisfaction.

5.4 Investment Experience. Each Lender is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, each Lender also represents it has not been organized solely for the purpose of acquiring the Securities.

5.5 Accredited Investor. Each Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities Act of 1933 as amended (the “Securities Act”), as presently in effect, and has checked the applicable box on Exhibit C attached to this Agreement as to the Lender’s qualification as an accredited investor.

5.6 Restricted Securities. Each Lender understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances. Each Lender represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

5.7 Further Limitations on Disposition. Without in any way limiting the representations and warranties set forth above, each Lender further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 5 and Section 7.11, and:

(a) There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b) (i) Lender has notified the Company of the proposed disposition and has furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition and (ii) if reasonably requested by the Company, Lender shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act.

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5.8 Legends. It is understood that the Securities may bear a legend substantially as follows:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.”

6. Defaults and Remedies.

6.1 Events of Default. The following events shall be considered Events of Default with respect to each Note:

(a) The Company shall default in the payment of any part of the principal or unpaid accrued interest on the Note for more than thirty (30) days after the Maturity Date or at a date fixed by acceleration or otherwise;

(b) The Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition for bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company, or of all or any substantial part of the properties of the Company, or the Company or its directors shall take any action looking to the dissolution or liquidation of the Company;

(c) Within thirty (30) days after the commencement of any proceeding against the Company seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or within thirty (30) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated;

(d) The Company shall fail to observe or perform any other obligation to be observed or performed by it under this Agreement or the Notes within thirty (30) days after written notice from the Majority Note Holders to perform or observe such obligation; or

(e) A Change of Control Event with respect to the Company shall have occurred.

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6.2 Remedies. Upon the occurrence of an Event of Default under Section 6.1 hereof, at the option and upon the declaration of the Majority Note Holders, the entire unpaid principal and accrued and unpaid interest on the Notes shall, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and the holders of the Notes may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under the Notes and exercise any and all other remedies granted at law, in equity or otherwise.

7. Miscellaneous.

7.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2 Governing Law. This Agreement and the Notes shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California. Each Lender hereby expressly consents to the exclusive jurisdiction of the state and federal courts situated in the City, County and State of California for all actions arising out of, or relating to this Agreement, and irrevocably waives the defense of inconvenient forum to the maintenance of such action or proceeding.

7.3 Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party execution (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not so confirmed, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 7.5):

If to the Company:

Oncotelic Therapeutics Inc.

29397 Agoura Road, Suite 107

Agoura Hills, CA 91301

Attn: Chief Executive Officer

If to Lenders:

At the respective addresses shown on the signature pages hereto.

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7.6 Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Lender agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which Lender or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless Lender from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

7.7 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. Each party hereto shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

7.8 Entire Agreement; Amendments and Waivers. This Agreement and the Notes and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. The Company’s agreements with each of the Lenders are separate agreements, and the sales of the Notes to each of the Lenders are separate sales. Nonetheless, any term of this Agreement or the Notes may be amended and the observance of any term of this Agreement or the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Majority Note Holders. Any waiver or amendment effected in accordance with this Section shall be binding upon each party to this Agreement and any holder of any Note purchased under this Agreement at the time outstanding and each future holder of all such Notes.

7.9 Effect of Amendment or Waiver. Each Lender acknowledges that by the operation of Section 7.8 hereof, the Majority Note Holders will have the right and power to diminish or eliminate all rights of such Lender under this Agreement and each Note issued to such Lender.

7.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

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7.11 Exculpation Among Lenders. Each Lender acknowledges that it is not relying upon any person, firm, corporation or stockholder, other than the Company and its officers and directors in their capacities as such, in making its investment or decision to invest in the Company. Each Lender agrees that no other Lender nor the respective controlling persons, officers, directors, partners, agents, stockholders or employees of any other Lender shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase and sale of the Securities.

7.12 Acknowledgement. In order to avoid doubt, it is acknowledged that each Lender shall be entitled to the benefit of all adjustments in the number of shares of Common Stock of the Company issuable as a result of any splits, recapitalizations, combinations or other similar transaction affecting the Common Stock that occur prior to the conversion of the Notes.

7.13 Indemnity; Costs, Expenses and Attorneys’ Fees. The Company shall indemnify and hold each Lender harmless from any loss, cost, liability and legal or other expense, including attorneys’ fees of such Lender’s counsel, which a Lender may directly or indirectly suffer or incur by reason of the failure of the Company to perform any of its obligations under this Agreement, any Note, any agreement executed in connection herewith or therewith, any grant of or exercise of remedies with respect to any collateral at any time securing any obligations evidenced by this Agreement or the Notes, or any Lender’s execution or performance of this Agreement or any agreement executed in connection herewith, provided, however, that the indemnity agreement contained in this section shall not apply to liabilities that a Lender may directly or indirectly suffer or incur by reason of such Lender’s own gross negligence, willful misconduct or fraud.

7.14 Further Assurance. From time to time, the Company shall execute and deliver to the Lenders such additional documents and shall provide such additional information to the Lenders as the Majority Note Holders may reasonably require to carry out the terms of this Agreement and the Notes, and any agreements executed in connection herewith or therewith.

7.15. Confidentiality. Each Lender acknowledges and agrees that any information or data it has acquired from or about the Company, not otherwise properly in the public domain, was received in confidence. Each Lender agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any confidential information of the Company, including any technical, trade or business secrets of the Company and any technical, trade or business materials that are treated by the Company as confidential or proprietary, and confidential information obtained by or given to the Company about or belonging to third parties..

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

Oncotelic Therapeutics, Inc.

By:
Name:	Vuong Trieu, Ph. D.
Title:	CEO

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

LENDER:

By:
Name:
Title:

Address:

SCHEDULE OF LENDERS

Lender	Note Amount

EXHIBIT A

Form of Convertible Promissory Note

EXHIBIT B

ONCOTELIC THERAPEUTICS, INC.

COUNTERPART SIGNATURE PAGE TO

NOTE PURCHASE AGREEMENT

Pursuant to Section 3.2 of that certain Note Purchase Agreement, dated as of November 23rd, 2019, by and among Oncotelic Therapeutics, Inc., a Delaware corporation (the “Company”), and the lenders named on the Schedule of Lenders attached thereto (as may be amended from time to time, the “Purchase Agreement”), and in consideration of the issuance by the Company of a Note with a principal amount of $________________ in exchange for the Consideration of $_________________ paid by the undersigned, the undersigned hereby agrees to be bound by and to observe all of the terms and conditions of the Purchase Agreement and all of the benefits of the Purchase Agreement shall inure to the undersigned as a Lender thereunder. The undersigned hereby represents and warrants that all of the representations contained in Section 5 of the Purchase Agreement are true and correct as of the date hereof. The undersigned hereby authorizes the Company to attach this counterpart signature page to the Purchase Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Purchase Agreement or in the Note, as applicable.

Dated as of _________________

LENDER:

Name:

Address:

Principal Amount of Note: ________________

EXHIBIT C

ACCREDITED INVESTOR QUESTIONNAIRE

A.	APPLICABLE TO INDIVIDUALS ONLY. Please answer the following questions concerning your financial condition as an “accredited investor” (within the meaning of Rule 501 of Regulation D). If the Purchaser is more than one individual, each individual must initial an answer where the question indicates a “yes” or “no” response, indicating to which individual it applies. The Purchaser must answer “yes” in response to question 1, 2 or 3 below to be considered an “accredited investor.” If the Purchaser is purchasing jointly with his or her spouse, one answer may be indicated for the couple as a whole:

1.	Does your net worth*, or joint net worth with your spouse, exceed $1,000,000?

Yes______	No______

2.	Did you have an individual income ** in excess of $200,000, or joint income together with your spouse in excess of $300,000, in each of the two most recent years and do you reasonably expect to reach the same income level in the current year?

Yes______	No______

3.	Are you an executive officer or director of the issuer?

Yes______	No______

*	For purposes hereof net worth shall be deemed to include ALL of your assets, liquid or illiquid (including such items as furnishings, automobile and restricted securities), exclusive of the value of your principal residence, MINUS any liabilities (including such items as home mortgages and other debts and liabilities).

**	For purposes hereof the term “income” is not limited to “adjusted gross income” as that term is defined for federal income tax purposes, but rather includes certain items of income which are deducted in computing “adjusted gross income.” For investors who are salaried employees, the gross salary of such investor, minus any significant expenses personally incurred by such investor in connection with earning the salary, plus any income from any other source including unearned income, is a fair measure of “income” for purposes hereof. For investors who are self-employed, “income” is generally construed to mean total revenues received during the calendar year minus significant expenses incurred in connection with earning such revenues.

B.	APPLICABLE TO CORPORATIONS, PARTNERSHIPS AND OTHER ENTITIES ONLY:

The Purchaser is an accredited investor because the Purchaser falls within at least one of the following categories (Check all appropriate lines):

______	(i) a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

______	(ii) a broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

______	(iii) an insurance company as defined in Section 2(13) of the Securities Act;

______	(iv) an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”) or a business development company as defined in Section 29(a)(48) of the Investment Company Act;

______	(v) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended;

______	(vi) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, where such plan has total assets in excess of $5,000,000;

______	(vii) an employee benefit plan within the meaning of Title 1 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), where the investment decision is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or an employee benefit plan that has total assets in excess of $5,000,000, or a self-directed plan the investment decisions of which are made solely by persons that are accredited investors;

______	(viii) a private business development company, as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

______	(ix) an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

______	(x) a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a “sophisticated” person, who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment;

______	(xi) an entity in which all of the equity investors are persons or entities described above (“accredited investors”). ALL EQUITY OWNERS MUST COMPLETE PART “A” ABOVE.